UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 17, 2024 (January 16, 2024)

Hilton Grand Vacations Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180 Orlando, Florida	32835
(Address of principal executive offices)	(Zip Code)

(407) 613-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HGV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On January 17, 2024, Hilton Grand Vacations Inc., a Delaware corporation (the “Company” or “HGV”), Hilton Grand Vacations Parent LLC, a Delaware limited liability company (“Holdings”), Hilton Grand Vacations Borrower LLC, a Delaware limited liability company (the “Borrower” or “Issuer”), and certain subsidiaries of the Borrower (the “Subsidiary Guarantors”), entered into Amendment No. 4 to the Credit Agreement (the “Amendment”), which amended the Credit Agreement, dated as of August 2, 2021, by and among the Company, Holdings, the Borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent (the “Credit Agreement”), pursuant to which, among other things, the Borrower incurred $900.0 million of incremental term loans (the “New Term Loans”).

Proceeds from the New Term Loans, together with proceeds from the Notes (as defined below) and cash on hand at the Company and its subsidiaries, were used to (i) pay the Merger Consideration (as defined below) and fees and expenses incurred in connection with the Amendment and (ii) refinance the repayment of certain indebtedness of Bluegreen Vacations Holding Corporation., a Florida corporation (“BVH”) and its subsidiaries.

The New Term Loans constitute a new class of term loans under the Credit Agreement and rank pari passu in right of payment and pari passu in right of security with the existing initial term loans and revolving facility under the Credit Agreement and the Notes. The New Term Loans will mature on January 17, 2031 (the “New Term Loan Maturity Date”) and are subject to the same affirmative and negative covenants and events of default as the existing initial term loans under the Credit Agreement after giving effect to the Amendment.

The New Term Loans bear interest, at the Borrower’s option, at a rate equal to a margin (which (x) in the case of Base Rate (as defined below) borrowings, is equal to 1.75% per annum and (y) in the case of Term SOFR (as defined below) borrowings, is equal to 2.75% per annum) over either (a) a base rate (the “Base Rate”) determined by reference to the highest of (1) the administrative agent’s prime lending rate, (2) the federal funds effective rate plus 0.50% and (3) Term SOFR for a one-month interest period plus 1.00% or (b) a SOFR rate (“Term SOFR”) determined by reference to the forward-looking term SOFR rate published by CME Group Benchmark Administration Limited for the interest period relevant to such borrowing. The New Term Loans are subject to a Term SOFR floor of 0%.

The Borrower may voluntarily prepay outstanding New Term Loans at any time without premium or penalty, other than a 1.00% prepayment premium on voluntary prepayments of the New Term Loans in connection with a repricing transaction on or prior to the six-month anniversary of the borrowing thereof and customary “breakage” costs with respect to Term SOFR loans. The New Term Loans are subject to mandatory prepayment on the same terms, and subject to the same exceptions, as the existing initial term loans under the Credit Agreement after giving effect to the Amendment.

The Borrower is required to repay the New Term Loans on the last business day of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2024 and continuing until the fiscal quarter ending immediately prior to the New Term Loan Maturity Date, in quarterly installments in an aggregate principal amount equal to 0.25% of the original principal amount of the New Term Loans. The remaining amount of the New Term Loans will be payable on the New Term Loan Maturity Date.

Additionally, in connection with the Amendment, certain covenants and terms under the Credit Agreement were modified to provide greater flexibility for the Borrower, including increasing the first lien net leverage ratio financial covenant for the benefit of the revolving credit lenders from 3.00:1.00 to 3.25:1.00.

This summary is qualified in its entirety by reference to the full text of the Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Indenture

On January 17, 2024, the Issuer, Hilton Grand Vacations Borrower Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”), HGV, Holdings, the Subsidiary Guarantors (and, together with the Company and HGV Intermediate Parent, the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”) and notes collateral agent (the “Notes Collateral Agent”), entered into an indenture (the “Indenture”) in connection with the issuance and sale (the “Offering”) of $900,000,000 aggregate principal amount of 6.625% senior secured notes due 2032 (the “Notes”) to Deutsche Bank Securities, Inc. and certain other initial purchasers (collectively, the “Initial Purchasers”).

The Notes and the related Guarantees (as defined below) by the Grantors (as defined in the Indenture) are secured on a first-priority basis by substantially all assets of the Issuers and the other Grantors, which assets also secure the Company’s senior secured credit facilities (the “Senior Secured Credit Facilities”), including the New Term Loans, subject to certain exceptions.

The Company intends to use the net proceeds from the Offering to (i) finance the consummation of the Merger (as defined below), (ii) repay certain outstanding indebtedness and (iii) pay related fees, costs, premiums and expenses in connection with these transactions (the “Transactions”).

Interest; Ranking; Guarantees; Collateral

The Notes bear interest at a rate of 6.625% per year payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2024. The obligations under the Notes are unconditionally guaranteed (the “Guarantees”) by the Guarantors. In addition, the Notes are collateralized by first priority or equivalent security interests in (i) all the capital stock of, or other equity interests in, the Issuers and each of the Issuer’s and the Subsidiary Guarantors’ material direct or indirect wholly owned restricted domestic subsidiaries and 65% of the capital stock of, or other equity interests in, each of the Issuer’s or any Subsidiary Guarantors’ direct wholly owned first-tier restricted foreign subsidiaries, and (ii) certain tangible and intangible assets of the Issuers and those of the Subsidiary Guarantors (subject to certain exceptions and qualifications). The assets securing the Notes and the Company’s obligations under the Senior Secured Credit Facilities are also subject to a first lien intercreditor agreement, dated as of January 17, 2024, among the Issuers, the Guarantors party thereto, Bank of America, N.A. as Credit Agreement Collateral Agent (as defined therein), Wilmington Trust, National Association, as Initial Additional First Lien Collateral Agent (as defined therein) and each Additional Collateral Agent thereto (as defined therein) from time to time party (the “Intercreditor Agreement”).

The Notes and the Guarantees by the Grantors are senior secured obligations and rank equally in right of payment with all of the Issuers’ and the Grantors’ senior indebtedness, without giving effect to collateral arrangements, and effectively equal to all of the Issuers’ and the Grantors’ senior indebtedness secured on the same priority basis as the Notes, including the Senior Secured Credit Facilities. The Notes and the Guarantees by the Grantors are effectively subordinated to any of the Issuers’ and the Grantors’ indebtedness that is secured by assets that do not constitute collateral for the Notes to the extent of the value of the assets securing such indebtedness. The Notes and the Guarantees by the Grantors are effectively senior to any of the Issuers’ and Grantors’ unsecured indebtedness, to the extent of the value of the assets securing the Notes. In addition, the Notes and the Guarantees by the Grantors rank senior in right of payment to all of the Issuers’ and Grantors’ existing and future subordinated indebtedness and other obligations that expressly provide for their subordination to the Notes and the related Guarantees and are structurally subordinated to the existing and future indebtedness, claims of holders of preferred stock and other liabilities of any subsidiary of the Issuer that is not a Guarantor or co-issuer of the Notes.

Optional Redemption

The Notes are redeemable at any time prior to January 15, 2027, in whole or in part, at the Issuers’ option, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus a “make-whole” price specified in the Indenture and the Notes, plus accrued and unpaid interest, if any, on the principal amount of the Notes being redeemed to, but excluding, the redemption date.

The Notes are redeemable at any time on or after January 15, 2027, in whole or in part, at the Issuers’ option, at the applicable redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, on the principal amount of the Notes being redeemed to, but excluding, the redemption date. In addition, subject to certain conditions, at any time prior to January 15, 2027, the Issuers, at their option, may redeem up to 40% of the aggregate principal amount of the Notes with an amount not to exceed the net cash proceeds from certain equity offerings at a redemption price of 106.625% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, subject to certain conditions, at any time prior to January 15, 2027, the Issuers, at their option, may redeem up to 10% of the aggregate principal amount of the Notes during each twelve-month period following the issuance of the Notes at a redemption price of 103% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Change of Control

Subject to certain limitations, in the event of a Change of Control Triggering Event (as defined in the Indenture), the Issuers will be required to offer to repurchase the Notes at a price of 101% of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

Covenants; Events of Default

The Indenture contains certain covenants, including, among others, covenants that restrict the ability of the Issuer and certain of its subsidiaries to (i) incur or guarantee additional indebtedness or issue disqualified stock or certain preferred stock; (ii) pay dividends and make other distributions or repurchase stock; (iii) make certain investments; (iv) create or incur certain liens; (v) transfer or sell certain assets; (vi) enter into restrictions affecting the ability of certain restricted subsidiaries to make distributions, loans or advances or transfer assets to the Issuers or the Guarantors; (vii) enter into certain transactions with affiliates; (viii) designate restricted subsidiaries as unrestricted subsidiaries; and (ix) merge, consolidate or transfer or sell all or substantially all of the Issuers’ or the Guarantors’ assets. The Indenture also contains customary provisions for events of default including for failure to pay principal or interest when due and payable, failure to comply with covenants or agreements in the Indenture or the Notes and failure to cure or obtain a waiver of such default upon notice, a default under other indebtedness of the Issuer or certain of its subsidiaries such that the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate the greater of (i) $190.0 million and (ii) 2.0% of Total Assets (as defined in the Indenture) or more outstanding, and events of bankruptcy, insolvency or reorganization affecting the Issuer and certain of its subsidiaries. In the case of an event of default, the principal amount of the Notes plus accrued and unpaid interest may be accelerated.

Other Relationships

The Initial Purchasers and their respective affiliates have, from time to time performed, and may in the future perform, various financial advisory, investment banking and commercial banking services for the Company, and its affiliates, for which they received or will receive customary fees and expenses.

Additionally, certain of the Initial Purchasers or their affiliates have acted as financial advisors to us in connection with the Transactions and may receive fees in connection therewith. Certain affiliates of the Initial Purchasers act as lenders and agents under our and BVH’s credit facilities and receive customary fees in connection with such roles. In addition, certain of the Initial Purchasers and/or their respective affiliates are lenders under the BVH’s corporate credit facility pursuant to the Third Amended and Restated Credit Agreement, dated as of February 14, 2022, by and among BVH, the guarantors party thereto, Fifth Third Bank, National Association, in its capacity as agent for the lenders party thereto, and the other financial institutions party thereto as lenders, and, as a result, will receive a portion of the net proceeds from the offering used to repay any such indebtedness.

The description of the Notes and the Indenture in this Current Report are summaries, and are qualified in their entirety by reference to the complete terms of the Indenture and the form of Note included therein. The Indenture and the form of Note are filed hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein.

Hilton License Agreement Amendment

In connection with the closing of the previously announced acquisition of BVH, HGV and Hilton Worldwide Holdings Inc. (“Hilton”) entered into a Third Amendment, dated January 16, 2024 (the “Third Amendment”), amending and supplementing certain terms of the Amended and Restated License Agreement, dated as of March 10, 2021, as amended by the First Amendment thereto, dated as of April 4, 2022, and the Second Amendment thereto, dated November 5, 2023 (as amended, the “License Agreement”). The Third Amendment addresses HGV’s assumption of certain of Bluegreen’s strategic relationships, including with Choice Hotels International, Inc. (“Choice”), which assumptions require Hilton’s consent.

Pursuant to the Third Amendment, HGV has committed to rebrand and convert Bluegreen’s properties and sales centers in accordance with an agreed upon rebranding schedule and subject to the satisfaction of certain conditions related to the Choice relationship within a specified time period. HGV also agreed to pay a minimum amount of royalties to Hilton as a result of the Bluegreen acquisition and the above-mentioned rebranding schedule in years 2024 and 2025.

In the event that HGV is unable to meet its commitment described above, in addition to years 2024 and 2025, HGV will pay to Hilton a minimum amount of royalties in years 2026 through 2029. In such event, Hilton reserves various rights and remedies otherwise available to it under the License Agreement, including loss of exclusivity of the licensed marks and the exclusive right to engage in vacation ownership under any Hilton marks, removal of the use of Hilton in the HGV corporate name and a change to HGV’s ticker symbol. Additionally, HGV reaffirmed its indemnification obligations and agreed to certain expense reimbursement provisions.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 17, 2024, HGV completed the previously announced acquisition of BVH pursuant to the Agreement and Plan of Merger, dated as of November 5, 2023 (the “Merger Agreement”), by and among HGV, BVH and Heat Merger Sub, Inc., a Florida corporation and an indirect wholly-owned subsidiary of HGV (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into BVH (the “Merger”), with BVH continuing as the surviving entity after the Merger as an indirect wholly-owned subsidiary of HGV.

As previously disclosed, pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), among other things:

•

Each share of Class A common stock, par value $0.01 per share, of BVH (the “Class A Shares”) and each share of Class B common stock, par value $0.01 per share, of BVH (the “Class B Shares” and, collectively with the Class A Shares, the “Shares”) issued and outstanding immediately prior to the Effective Time was canceled and converted into and exchanged for the right to receive $75.00 cash (the “Merger Consideration”); and

•

Each award of one or more restricted Shares granted under BVH’s equity incentive plan that was outstanding immediately prior to the Effective Time immediately vested and was canceled, with the holder of such restricted stock award becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, the Merger Consideration in respect of each Share subject to such restricted stock award immediately prior to the Effective Time.

The foregoing description of the Merger, the Merger Consideration and the Merger Agreement are summaries and are qualified in their entirety by reference to the complete terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by HGV with the Securities and Exchange Commission (the “SEC”) on November 7, 2023 and is incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report under the headings “Credit Agreement Amendment” and “Indenture” is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On January 17, 2024, in connection with the closing of the Merger, HGV issued a press release. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Current Report that is furnished under this Item 7.01, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item 7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

HGV intends to file the financial statements of BVH required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information

HGV intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 5, 2023, by and among Hilton Grand Vacations Inc., Heat Merger Sub, Inc., and Bluegreen Vacations Holding Corporation (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by HGV with the SEC on November 7, 2023).

4.1	Indenture, dated as of January 17, 2024, among Hilton Grand Vacations Inc., Hilton Grand Vacations Borrower Inc., Hilton Grand Vacations Borrower LLC, Hilton Grand Vacations Parent LLC, the Subsidiary Guarantors a party thereto and Wilmington Trust, National Association, as Trustee and Notes Collateral Agent.

4.2	Form of 6.625% Note due 2032 (included in Exhibit 4.1).

10.1	Amendment No. 4 to the Credit Agreement, dated as of January 17, 2024, by and among Hilton Grand Vacations Parent LLC, Hilton Grand Vacations Borrower LLC, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as the administrative agent.

10.2	Third Amendment to Amended and Restated License Agreement, dated as of January 16, 2024, by and between Hilton Worldwide Holdings Inc. and Hilton Grand Vacations Inc.

99.1	Press Release, dated January 17, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this communication include statements related to HGV’s revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance and other anticipated future events and expectations that are not historical facts, including related to the transaction between HGV and BVH.

HGV cautions you that our forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, which may cause the actual results, performance or achievements to be materially different from the future results. Any one or more of these risks or uncertainties, including those related to the transaction between HGV and BVH, could adversely impact HGV’s operations, revenue, operating profits and margins, key business operational metrics, financial condition or credit rating. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HGV’s most recent Annual Report on Form 10-K, which may be supplemented and updated by the risk factors in HGV’s quarterly reports (including, without limitation, HGV’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023), current reports and other filings HGV makes with the SEC.

HGV’s forward-looking statements speak only as of the date of this communication or as of the date they are made. HGV disclaims any intent or obligation to update any “forward-looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

By:	/s/ Charles R. Corbin
Charles R. Corbin
Executive Vice President, General Counsel and Secretary

Date: January 17, 2024